Filed pursuant to Rule 424(b)(3)
Registration No. 333-280990

HASHDEX NASDAQ CRYPTO INDEX US ETF

SUPPLEMENT NO. 8 DATED OCTOBER 1, 2025

TO THE PROSPECTUS DATED FEBRUARY 13, 2025

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Hashdex Nasdaq Crypto Index US ETF (the “Trust”), dated February 13, 2025 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to include the Trust’s Current Report on Form 8-K filed on October 1, 2025.

Current Report on Form 8-K

On October 1, 2025, the Trust filed its Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission. The Report is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

Hashdex Nasdaq Crypto Index US ETF

(Exact name of registrant specified in its charter)

Delaware	001-42511	33-2103856
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 200

New York, NY 10036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (866) 403-5272

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Beneficial Interest of Hashdex Nasdaq Crypto Index US ETF	NCIQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

Inclusion of Cardano to the Trust’s Holdings

The Trust announces that, effective as of October 1, 2025 (the “Effective Date”), Cardano (“ADA”), which is currently a constituent of the Nasdaq Crypto US Settlement Price™ Index (the “NCIUSS” or the “Index”), will become an eligible asset under the generic listing standards adopted by The Nasdaq Stock Market LLC (the “Exchange”) and approved by the U.S. Securities and Exchange Commission (the “SEC”), and will be held by the Trust as of the Effective Date.

The Trust’s holdings will therefore include Bitcoin (“BTC”), Ethereum (“ETH”), Solana (“SOL”), Stellar Lumens (“XLM”), XRP (“XRP”), and Cardano (“ADA”), all subject to quarterly rebalancing and any additional Index Constituents added from time to time in accordance with the Index methodology and the generic listing standards.

The Sponsor will continue to monitor the Index composition and will adjust the Trust’s holdings as necessary in order to replicate the Index, in accordance with and subject to the restrictions set forth in the Index methodology and the generic listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2025	HASHDEX NASDAQ CRYPTO INDEX US ETF

	By:	/s/ Samir Elias Hachem Kerbage
	Name:	Samir Elias Hachem Kerbage
	Title:	Director of the Sponsor (Principal Finance Officer and Principal Accounting Officer)

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